UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017 (September 29, 2017)
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Knight-Swift Transportation Holdings Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20002 North 19th Avenue, Phoenix, Arizona		85027
(Address of principal executive offices)		(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 29, 2017, Knight-Swift Transportation Holdings Inc. (the "Company") entered into a $1.2 billion unsecured credit facility with the lenders thereto, Wells Fargo Bank, National Association as Administrative Agent, Swingline Lender and Issuing Lender, and Bank of America, N.A. and PNC Bank National Association as Co-Syndication Agents (the "2017 Agreement"), replacing Swift Transportation Company's ("Swift") previous secured credit facility (the "Swift 2015 Agreement") and Knight Transportation Inc.'s ("Knight") previous unsecured credit facility (the "Knight 2013 Agreement").  The 2017 Agreement includes an $800.0 million revolving line of credit maturing October 2022 (the "Revolver"), $85.0 million of which was drawn at the closing of the 2017 Agreement ("Closing"), and a $400.0 million term loan maturing October 2020 (the "Term Loan"). There are no scheduled principal payments on the Term Loan until its maturity. Under the 2017 Agreement, the interest rate applicable to the Revolver and the Term Loan is subject to a leverage-based grid and equaled the LIBOR rate plus 1.125% at Closing. The refinancing reduced the interest rate applicable to the Company's outstanding borrowings by 0.375% at Closing, and consolidated and reduced the unused revolver capacities of the prior stand-alone facilities, which together are expected to produce annualized interest savings of approximately $2.7 million, absent any changes in LIBOR and amounts outstanding.
The 2017 Agreement includes certain financial covenants with respect to a maximum consolidated net leverage ratio and a minimum consolidated interest coverage ratio. The 2017 Agreement includes usual and customary events of default for a facility of this nature and provides that, upon the occurrence and continuation of an event of default, payment of all amounts payable under the 2017 Agreement may be accelerated, and the lenders' commitments may be terminated. The 2017 Agreement contains certain usual and customary restrictions and covenants relating to, among other things, dividends (which would be restricted only if a default or event of default had occurred and was continuing or would result therefrom), liens, affiliate transactions, and other indebtedness.
The foregoing summary of the terms and conditions of the 2017 Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2017 Agreement, which will be filed with the Company's Form 10-Q for the quarter ended September 30, 2017.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
On September 29, 2017, concurrently with entering into the 2017 Agreement, the Company terminated the Swift 2015 Agreement and the Knight 2013 Agreement.
The Swift 2015 Agreement was by and among Swift Transportation Co., LLC, Swift, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and Letter of Credit Issuer, Wells Fargo Bank, National Association, as Syndication Agent, Morgan Stanley Senior Funding Inc., Citibank, N.A., Royal Bank of Canada and PNC Bank, National Association, as co-Documentation Agents, and the other lenders party thereto. The Swift 2015 Agreement included a $600.0 million revolving line of credit maturing July 2020 (of which $35.0 million was outstanding as of Closing) and a $680.0 million term loan A ($450.0 million face value outstanding as of Closing).  Upon Closing, proceeds from the Term Loan, $85.0 million drawn from the Revolver, and $3.4 million of cash on hand were used to pay off the then-outstanding balances and accrued interest and fees under the Swift 2015 Agreement, as well as certain transaction fees and expenses associated with the 2017 Agreement.
The Knight 2013 Agreement was by and between Knight and Wells Fargo Bank, National Association. Prior to Knight's merger with Swift on September 8, 2017 (the "Merger"), the Knight 2013 Agreement included a $300.0 million revolving line of credit (modified to $50.0 million after the Merger) maturing August 1, 2019 (modified to December 31, 2017 after the Merger). As of Closing, there was no balance outstanding under the Knight 2013 Agreement.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGMENT OF A REGISTRANT
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

The information in this report may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to interest savings, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this Current Report on Form 8-K, the statements relating to the estimated interest savings are forward-looking statements are subject to various risks and uncertainties, including, but not limited to: changes in LIBOR, changes in outstanding balances, and those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission.  Please refer to various disclosures by the Company in its press releases, shareholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knight-Swift Transportation Holdings Inc.
(Registrant)

Date:	October 3, 2017	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer